                                                                    EXHIBIT 3.74
                                                                    ------------

                                    BYLAWS

                                      OF

                            EMCON ACQUISITION, INC.

                                   ARTICLE I

                                    Offices
                                    -------

          (1) Registered Office and Registered Agent:  The registered office of
              --------------------------------------
the Corporation shall be located in the State of Alaska at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law. The registered agent of the Corporation shall have a business office identical with such registered office.

          (2) Change of Registered Office and Registered Agent:  Following any
              ------------------------------------------------
change of the Corporation's registered agent and/or office a verified statement of change signed by the President or Vice-President shall be filed with the Office of the Commissioner within 30 days after any such change.

          (3) Other Offices:  The Corporation may have other offices within or
              -------------
outside the State of Alaska at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             Shareholders' Meetings
                             ----------------------

          (1) Meeting Place:  All meetings of the shareholders shall be held at
              -------------
the principal place of business of the Corporation, or at such other place, inside or outside the State of Alaska, as shall be determined from time to time by the Board of Directors. The place at which any such meeting shall be held shall be stated in the notice of the meeting.

          (2) Annual Meeting Time:  The annual meeting of the shareholders for
              -------------------
the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on the third Tuesday in April at the hour of 10:00 a.m. if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at the same hour. The time and place of holding any annual meeting may be changed by resolution of the Board of Directors, provided that notification of such change shall meet the notice requirements set forth in these Bylaws.

          (3) Annual Meeting - Order of Business:  At the annual meeting of
              ----------------------------------
shareholders, the order of business shall be as follows:


              (a)  Calling the meeting to order.

              (b)  Proof of notice of meeting (or filing waiver).
              (c)  Reading of minutes of last annual meeting.
              (d)  Reports of officers.
              (e)  Reports of committees.
              (f)  Election of directors.
              (g)  Miscellaneous business.

          (4) Special Meetings:  Special meetings of the shareholders for any
              ----------------
purpose may be called at any time by the Board of Directors, President or the holders of not less than one-tenth of all shares entitled to vote at the meeting.

          (5) Notice:
              ------

              (a) Written or printed notice stating the place, day, and hour of the annual meeting of shareholders shall be delivered personally or mailed to each shareholder of record entitled to vote at such meeting at least twenty days, and not more than sixty days, prior to such date of the meeting.

              (b) Written or printed notice stating the place, day, and hour of each special meeting of shareholders and the purpose or purposes for which such meeting is called, shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting at least twenty days, and not more than sixty days, prior to such meeting.

          (6) Voting List:  At least twenty days before each meeting of
              -----------
shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof shall be made, arranged in alphabetical order, with the address of and number of shares held by each shareholder. The list shall be kept on file at the registered office of the Corporation and is subject to inspection by any shareholder or the agent or attorney of said shareholder at any time during usual business hours for a period of twenty days prior to such meeting. The list shall be produced and kept open at the time and place of such meeting and shall be subject to the inspection of any shareholder during the meeting.

          (7) Quorum:  Except as otherwise required by law:
              ------

              (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing a majority of the outstanding shares of the Corporation entitled to vote at such meeting, represented in person or by proxy.

          However, in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting.

              (b) If a quorum is present, the affirmative vote of the majority of shares represented at any properly called meeting of shareholders and entitled to vote on the subject matter is the act of the shareholders.

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              (c) Shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken other than adjournment is approved by at least a majority of shares required to constitute a quorum.

          (8) Voting of Shares:  Except as otherwise provided in the Articles of
              ----------------
Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name in the books of the Corporation. Shares held by the Corporation, or shares held by another corporation if a majority of the shares entitled to vote for the election of directors of the other corporation is held by the Corporation, may not be voted at a meeting or counted in determining the total number of outstanding shares at a given time.

          (9) Closing of Transfer Books and Fixing Record Date:  For the purpose
              ------------------------------------------------
of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or an adjournment of a meeting, or entitled to receive payment of any dividend, or to determine the shareholders for any other proper purpose, the Board of Director may provide that the stock transfer books shall be closed for a stated period not to exceed seventy days. If the stock transfer books are closed to determine shareholders entitled to notice of or to vote at a meeting of shareholders, they will be closed for at least twenty days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for the determination of shareholders. This record date may not be more than sixty days and, in case of a meeting of shareholders, not less than twenty days before the date on which the particular action requiring such determination of shareholders is to be taken.

          (10) Proxies:  Subject to the Alaska Corporations Code, each person
               -------
entitled to vote shares may authorize another person or persons to act by proxy with respect to the shares. A proxy is not valid after the expiration of eleven months from the date of the proxy unless it qualifies under the Alaska Corporations Code as an irrevocable proxy.

          (11) Action by Shareholders without a Meeting:  Whenever shareholders
               ----------------------------------------
are required or permitted to take action by vote, the action may be taken without a meeting by written consents, identical in content, setting out the action taken, signed by the holders of all outstanding shares entitled to vote on the action.

          (12) Waiver of Notice:  A waiver of any notice required to be given
               ----------------
any shareholder, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein for notice, is equivalent to the giving of such notice.

          (13) Action of Shareholders by Communications Equipment:  Shareholders
               --------------------------------------------------
may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III

                                     Stock
                                     -----

          (1) Certificates:  Except as otherwise provided in these Bylaws, the
              ------------
shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed on such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue.

          At a minimum each certificate of stock shall state upon its face:

               (a) the name of the issuing Corporation;

               (b) that the Corporation is organized under the laws of the State of Alaska;

               (c) the name of the person to whom issued;

               (d) the number and class of shares and the designation of the series, if any, which such certificate represents; and

               (e) if the Corporation is authorized to issue more than one class of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the Board of Directors's authority to determine variations for future series, summarized either on the front or back of the certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information upon written request and without charge.

          In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

          (2) Shares without Certificates:  The Board of Directors may authorize
              ---------------------------
the issuance without certificates of some or all of the Corporation's classes or series of shares. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement giving the information required by the Alaska Corporations Code to appear on stock certificates.

          (3)  Transfers:
               ---------

               (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

               (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

          (4) Registered Owner:  Registered shareholders shall be treated by the
              ----------------
Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Alaska. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

               (a) The classification of shareholder who may certify;

               (b) The purpose or purposes for which the certification may be made;

               (c) The form of certification and information to be contained therein;

               (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

               (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

          Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification to be the holders of record of the number of shares specified in place of the shareholder making the certification.

          (5) Consideration for Shares:  Consideration for the issuance of
              ------------------------
shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. Shares may be issued for consideration at a value fixed from time to time by the Board of Directors. A certificate may not be issued for a share until the share is fully paid.

          (6) Fractional Shares or Scrip:  The corporation may by action of its
              --------------------------
Board of Directors: (a) issue fractional shares which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; or (b) issue scrip in registered or bearer form which entitles the holder to receive a full share upon the surrender of such scrip aggregating a full share, but shall not entitle the holder to exercise voting rights, to receive dividends, or to participate in liquidation unless otherwise provided in the scrip.

          (7) Shares of Another Corporation:  Shares owned by the Corporation in
              -----------------------------
another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                                   ARTICLE IV

                               Board of Directors
                               ------------------

          (1) Number and Powers:  All corporate powers shall be exercised by or
              -----------------
under the authority of, and the business and affairs of a Corporation shall be managed under the direction of, a Board of Directors, consisting of no more than seven (7) persons who shall be elected for a term of one year, and shall hold office until their successors are elected and qualified. Directors need not be residents of the State of Alaska or shareholders of the Corporation. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not prohibited by statute or by the Articles of Incorporation or by these Bylaws or as directed or required to be exercised or done by the shareholders.

          (2) Change of Number:  The number of directors may at any time be
              ----------------
increased or decreased within the limits stated in this paragraph by amendment of the Corporation's Articles of Incorporation or these Bylaws or by action of the Board of Directors or shareholders under the special provisions of an article or bylaw adopted by the approval of the outstanding shares, provided that if the Board of Directors is authorized by the Articles of Incorporation or Bylaws to change the number of directors, whether by amending the Bylaws or by taking action under the specific provision of an article or a bylaw adopted by the approval of the outstanding shares, the amendment or action shall require the vote of a majority of the entire Board of Directors. In no event shall a decrease in the number of directors have the effect of shortening the term of any incumbent director.

          (3) Election:  At the first annual meeting of shareholders and at each
              --------
subsequent annual meeting, the shareholders shall elect directors to hold office until the next succeeding annual meeting. A director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

          (4)  Vacancies:
               ---------

               (a) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or a sole remaining director.

               (b) Vacancies occurring in the Board of Directors by reason of removal of directors may be filled only upon the approval of the shareholders.

          (5)  Removal of Directors:
               --------------------

               (a) At a regular or special meeting for which proper notice has been given, any or all of the directors may be removed without reason if the removal is approved by the outstanding shares, subject to the following:

                   (i) if the Corporation has 500 or more holders of record entitled to vote on the removal and election of directors, written or printed notice of intention to seek removal under this section shall be delivered either personally or by mail to each shareholder of record entitled to vote at the meeting and if notice of intention to seek removal under this section is

                       (A) delivered to the President or Secretary of the Corporation at least seventy-five days before the date of the annual meeting it shall be included on the notice stating the place, day, and hour of the annual meeting without cost to the shareholder seeking removal; or

                       (B) not timely under (A) of this paragraph the shareholder seeking removal may, at the expense of that shareholder, give notice personally or by mail at any time up to twenty days before the date set for the annual meeting.

                  (ii) If by a provision in the Articles of Incorporation the holders of the shares of a class or series, voting as a class or series, are entitled to elect one or more Directors, a Director elected in that manner may be removed only by the applicable vote of the holders of the shares of that class or series.

          (6) Regular Meetings:  Regular meetings of the Board of Directors or
              ----------------
any committee may be called by the President, a Vice-President, the Secretary, or a director and may be held with or without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Alaska, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held with or without notice immediately after the adjournment of the annual meeting of shareholders.

          (7) Special Meetings:  Special meetings of the Board of Directors may
              ----------------
be called at any time by the President, a Vice-President, the Secretary, or a director. A special meeting of the Board of Directors or a committee designated by the Board of Directors shall be held upon either notice in writing sent ten days before the meeting or notice by electronic means, personal messenger, or comparable person-to-person communication given at least seventy-two hours before the meeting. Such notice shall include disclosure of the business to be transacted and the purpose of the meeting.

          (8) Quorum:  A majority of the whole Board of Directors, or in the
              ------
case of meetings of committees of the Board of Directors the majority of the members of said committees, shall be necessary at all meetings to constitute a quorum for the transaction of business, and the votes of a majority of those directors present at any properly called meeting at which a quorum is present shall be sufficient to transact business.

          (9) Waiver of Notice:  Attendance of a director at a meeting shall
              ----------------
constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for notice, shall be equivalent to the giving of notice.

          (10) Registering Dissent:  A director who is present at a meeting of
               -------------------
the Board of Directors at which action on a corporate matter is taken is presumed to have assented to the action taken unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting, before the adjournment thereof, or shall forward the dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action.

          (11) Executive and Other Board of Directors Committees:  The Board of
               -------------------------------------------------
Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees of the Board of Directors. Unless the number of directors of the Corporation is less than three, each committee shall have at least two members, who serve at the pleasure of the Board of Directors. Each committee has the authority of the Board of Directors, except that a committee may not

               (a) declare dividends or distributions

               (b) approve or recommend to shareholders actions or proposals requiring approval by shareholders;

               (c) designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or any committee of the Board of Directors;

               (d) amend the Bylaws;

               (e) approve a plan or merger not requiring shareholder approval;

               (f) capitalize retained earnings;

               (g) authorize or approve the reacquisition of shares unless under a general formula or method specified by the Board of Directors;

               (h) authorize or approve the issuance or sale of, or a contract to issue or sell, shares or designate the terms of a series of a class of shares, unless the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, a contract to issue or sell, or the designation of a series, authorizes a committee, under a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, to fix the terms of a contract for the sale of the shares, a contract to issue or sell, or the designation of a series, authorizes a committee, under a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, to fix the terms of a contract for the sale of the shares and to fix the terms upon which the shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in the committee to adopt a final resolution setting out all the terms of a series for proper filing; or

               (i) authorize, approve, or ratify contracts or other transactions between the Corporation and one or more of its directors, or between the Corporation and a corporation, firm, or association in which one or more of its directors has a material financial interest.

          A committee so appointed shall keep regular minutes of its meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of a committee, the delegation to the committee of authority, or action by the committee under that authority does not alone constitute compliance by a member of the Board of Directors or the committee in question with the responsibility to act in good faith, in a manner the member reasonably believes to be in the best interests of the Corporation, and with the care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

          (12) Remuneration:  No stated salary shall be paid directors, as such,
               ------------
for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee may be allowed like compensation for attending committee meetings.

          (13)  Loans to Directors:
                ------------------

                (a) A loan may not be extended to a director without the approval of two-thirds of the voting shares. An employee or officer who is also a director is considered a director for purposes of this section. A shareholder is not disqualified from voting on a loan to a shareholder as a director because of personal interest.

                (b) A loan to a director and a loan secured by the shares of the Corporation may not be made unless the loan would be permissible as a distribution as set out in the Alaska corporations Code.

          (14)  Action by Directors Without a Meeting:  Any action required or
                -------------------------------------
which may be taken at a meeting of the directors may be taken without a meeting on written consents, identical in content, setting out the action so taken or to be taken and signed by all of the directors and filed with the minutes. The consents shall have the same effect as a unanimous vote.

          (15)  Action of Directors by Communications Equipment:  The members of
                -----------------------------------------------
the Board of Directors or a committee designated by it may conduct a meeting by communicating simultaneously with each other by means of conference telephones or similar communications equipment.

                                   ARTICLE V

                                    Officers
                                    --------

          (1) Designations:  The officers of the Corporation shall be a
              ------------
President, one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under contract of employment. Any two or more offices may be held by the same person, except the offices of President and Secretary. When all of the issued and outstanding stock of the Corporation is owned by one person, the person may hold all or any combination of offices.

          (2) The President:  The President shall preside at all meetings of
              -------------
shareholders and directors, shall have general supervision of the affairs of the Corporation, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

          (3) Vice-Presidents:  During the absence or disability of the
              ---------------
President, the Executive Vice-Presidents, if any, and the Vice-Presidents in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

          (4) Secretary and Assistant Secretaries:  The Secretary shall issue
              -----------------------------------
notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

          (5) The Treasurer:  The Treasurer shall have the custody of all moneys
              -------------
and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform such other duties incident to his office or that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

          (6) Delegation:  In the case of absence or inability to act of any
              ----------
officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

          (7) Vacancies:  Vacancies in any office arising from any cause may be
              ---------
filled by the Board of Directors at any regular or special meeting of the Board of Directors.

          (8) Other Officers:  Directors may appoint such other officers and
              --------------
agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          (9)  Loans:
               -----

               (a) A loan, consisting of cash securities or personal or real property, may not be extended to an officer or employee without authorization by the Board of Directors. A shareholder is not disqualified from voting on a loan to a shareholder as a director because of personal interest.

               (b) A loan to an officer or employee and a loan secured by the shares of the Corporation may not be made unless the loan would be permissible as a distribution as set out in the Alaska Corporation Code.

          (10) Term - Removal:  The officers of the Corporation shall serve at
               --------------
the pleasure of the Board of Directors, subject to the rights, if any, of an officer under contract of employment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, or the Executive Committee.

          (11) Bonds:  The Board of Directors may, by resolution, require any
               -----
and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                             Dividends and Finance
                             ---------------------

          (1) Dividends:  The Board of Directors may, from time to time, declare
              ---------
and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is, or as a result of the distribution would be, likely to be unable to meet its liabilities as they mature. The Corporation may not make a distribution to the Corporation's shareholders, unless the amount of retained earnings of the Corporation immediately before the distribution equals or exceeds the amount of the proposed distribution; or, if immediately after giving effect to the distribution the sum of the assets of the Corporation, exclusive of goodwill, capitalized research and development expenses, evidences of debts owing from directors or officers or secured by the Corporation's own shares, deferred charges and any profits derived from an exchange of assets, unless the assets received are currently realizable in cash, would be at least equal to one and one-fourth times its liabilities, not including deferred taxes, deferred income, and other deferred credits and, if the Corporation classifies its assets as current assets and fixed assets, current assets of the Corporation, as defined in the Alaska Corporations Code, would be at least equal to its current liabilities or, if the average of the earnings of the Corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the Corporation for those fiscal years, at least equal to one and one-fourth its current liabilities. The stock transfer books may be closed for the payment of dividends during such periods of not exceeding seventy days, as from time to time may be fixed by the Board of Directors.

          (2) Identification of Distribution:  If the corporation makes a
              ------------------------------
distribution other than one chargeable to retained earnings, said distribution shall be identified In a notice to shareholders as being made from a source other than retained earnings, and shall include a statement of the accounting treatment of the distribution. The notice shall accompany the distribution or shall be given within three months after the end of the fiscal year in which the distribution is paid.

          (3) Reserves:  The Corporation may, by resolution of the Board of
              --------
Directors, create a reserve out of its earned surplus for any proper purpose, and may abolish a reserve in the same manner. Earned surplus of the Corporation to the extent reserved is not available for the payment of dividends or other distributions by the corporation.

          (4) Depositories:  The moneys of the Corporation shall be deposited in
              ------------
the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                  ARTICLE VII

                                    Notices
                                    -------

          Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.

                                  ARTICLE VIII

                                      Seal
                                      ----

          The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                                   ARTICLE IX

                    Indemnification of Officers, Directors.
                    ---------------------------------------
                              Employees and Agents
                              --------------------

          (1) The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a completed, pending, or threatened action or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. The termination of an action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful.

          (2) The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a completed, pending, or threatened action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement for expenses and attorney fees actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses that the court considers proper.

          (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of an action or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue, or matter therein, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense.

          (4) Unless otherwise ordered by a court, indemnification under subsections (1) or (2) shall only be made by the Corporation upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the director, officer, employee, or agent has met the applicable standard of conduct set out in subsections (1) or (2). The determination shall be made by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or (b) independent legal counsel in a written opinion if a quorum under (a) of this subsection is (i) not obtainable; or (ii) obtainable but a majority of disinterested directors so directs; or (c) approval of the outstanding shares.

          (5) The Corporation shall pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition in the manner provided in (4) of this section if

              (a) in the case of a director or officer, the director or officer furnishes the Corporation with a written affirmation of a good faith belief that he has acted in a manner that was in the best interest of the Corporation, in good faith and with a degree of care, including reasonable inquiry, that an ordinary prudent person in a like position would use under similar circumstances;

              (b) the director, officer, employee, or agent furnishes the Corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and

              (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this section.

          (6) The indemnification provided by this Article is not exclusive of any other rights to which those indemnified may be entitled under a bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity of the person and as to action in another capacity while holding the office. The right to indemnification continues as to a person who has ceased to be a director, officer, employee, or agent, and inures to the benefit of the heirs, executors, and administrators of the person. The indemnification powers of the Corporation shall be as broad as is allowed under applicable law.

          (7) Upon the majority vote of a quorum of the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in that capacity, or arising out of that status, whether or not the Corporation has the power to indemnify the person against the liability under the provisions of this Article.

                                   ARTICLE X

                               Books and Records
                               -----------------

          The Corporation shall keep correct and complete books and records of account, minutes of proceedings of its shareholders, Board of Directors, and committees of the Board of Directors, and a record of its shareholders, containing the names and addresses of all shareholders and the number and class of the shares held by each. The books and records of account, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall make its books and records, or certified copies of them, reasonably available for inspection and copying at the registered office or principal place of business in Alaska by the shareholders of the Corporation. Shareholder inspection shall be upon written demand stating with reasonable particularity the purpose of inspection. The inspection may be in person or by agent or attorney, at a reasonable time and for a proper purpose. Only books and records of account, minutes, and the record of shareholders directly connected to the stated purpose of the inspection may be inspected or copied.

                                   ARTICLE XI

                         Annual Report to Shareholders
                         -----------------------------

          (1) The Board of Directors shall send an annual report to the shareholders not later than 180 days after the close of the fiscal year or the date on which notice of the annual meeting in the next fiscal year is sent, whichever is first. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by a report on the fiscal year by independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation. If the Corporation has less than 100 holders of record of its shares, it shall be exempt from this requirement.

          (2) In addition to the financial statement required by (1) of this Article, unless a corporation has a nonexempt class of securities registered under Section 12 of the Securities Exchange Act of 1934 or files reports under Sections 7(c), 8(c) and 28 of the Alaska Native Claims Settlement Act, the annual report of a corporation having 100 or more holders of record of its shares shall also briefly describe;

              (a) all transactions, excluding compensation of officers and directors, during the previous fiscal year involving an amount in excess of $40,000, other than contracts let at competitive bid or services rendered at prices regulated by law, to which the corporation or its parent or subsidiary was a party, and in which a director or officer of the corporation or of a subsidiary or, if known to the corporation, its parent, or subsidiary, a holder of more than 10 percent of the outstanding voting shares of the corporation had a direct or indirect material interest; the report shall include the name of the person, the person's relationship to the corporation, the nature of the person's interest in the transaction and, if practicable, the amount of the interest; in the case of a transaction with a partnership of which the person is a partner, only the interest of the partnership need be stated;

              (b) the amount and circumstances of indemnifications or advances aggregating more than $10,000 paid during the fiscal year to an officer or director of the Corporation required.

          (3) A shareholder or shareholders holding at least five percent of the outstanding shares of a class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month, or nine-month period of the current fiscal year ended more than 30 days before the date of the request and a balance sheet of the Corporation as of the end of the period and, in addition, if an annual report for the last fiscal year has not been sent to shareholders, the statements required by (1) of this Article for the last fiscal year. The statement shall be delivered or mailed to the person making the request within thirty days of the request. A copy of the statements shall be kept on file in the principal office of the Corporation for twelve months and they shall be exhibited at all reasonable times to a shareholder demanding an examination of the statements or a copy of the statements shall be mailed to that shareholder.

          (4) The Corporation shall, upon the written request of a shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement that it has prepared and a balance sheet as of the end of the period.

          (5) The quarterly income statements and balance sheets referred to in this section shall be accompanied by any report on those statements by independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

                                  ARTICLE XII

                                   Amendments
                                   ----------

          (1) By Directors:  The Board of Directors shall have power to make,
              ------------
alter, amend and repeal the Bylaws of this Corporation unless such power is reserved to the shareholders by the Articles of Incorporation.

          (2) Emergency Bylaws:  The Board of Directors may adopt emergency
              ----------------
Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster.

                                  ARTICLE XIII

                                     Bylaws
                                     ------

          The Corporation shall keep at its principal executive office in this state or, if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of its Bylaws with amendments to date, that shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside this state and the corporation has no principal business office in this state, it shall upon the written request of a shareholder furnish to a shareholder a copy of the Bylaws with amendments to date.